EXHIBIT 10.1

Proposal: Placement Agreement The Alternative Investment Store, division of Benjamin & Jerold Brokerage I, LLC. for CannaPharmaRX, Inc

Prepared for: Gerald Crocker CEO & Gary Herick Director of Finance | CannaPharmaRX, Inc. One Collins Drive, Salem Business Center, Carneys Point, NJ 08069-3640 | Phone: 720.939.1133 | Email: gherick@cpharmarx.com

Prepared by: Troy R Vanderburg Chief Executive Officer, Alternative Investment Store division of Benjamin & Jerold Brokerage I, LLC located at: 80 Broad Street, 6th Floor, New York, NY 10004.

Description: CannaPharmaRX, Inc. is seeking to raise up to $6,000,000 in Convertible Notes from “Accredited Investors” adherent to a Private Placement Memorandum under Rule 506 of the Securities Act of 1934. This capital placement will be used to capitalize CannaPharmaRX, Inc. for the intended uses of (1) pursuing the business plan and (2) for funds to acquire and operate the “Ward Rd.” Pharmacy, and (3) for general working capital.

Executive Overview

The purpose of this proposal is to forge a strategic relationship between CannaPharmaRX, Inc. and the Alternative Investment Store, whereby the Alternative Investment Store will syndication, introduction, and capital raising services to CannaPharmaRX, Inc. The Alternative Investment Store will act as a introducing broker for CannaPharmaRX, Inc. and provide a best effort in distributing the private offering to Registered Investment Advisors, Broker Dealers and their Accredited Investors, Private Family Offices, Hedge Funds, Private Equity Funds, and other Institutional Investors.

The Alternative Investment Store shall focus its efforts on providing CannaPharmaRX, Inc. with three main services:

New Business Development: This includes all stages of the sales process from the initial introduction until the subscription documents are signed. External sales professionals representing the Alternative Investment Store and affiliates or partners of the Alternative Investment Store will focus their prospecting efforts on Registered Investment Advisor Firms, Broker Dealers, and Institutional Investors in markets identified by the executive team of the Alternative Investment Store. Their activities will consist of phone calls, webinars, advisor workshops and advisor/client private workshops. The executive teams at both firms shall discuss the activity reports at the discretion or request of CannaPharmaRX, Inc. executive leadership.

Financial Intermediary Relations: This service includes building and maintaining relationships with staff members involved at every stage of the process. This includes the research analysts who approve products to the, field consultants, and senior advisors who work directly with clients and assist them with manager selection.

Marketing Support: All support and services required to aid in the generation of new business, including consulting with CannaPharmaRX, Inc. on the development of marketing material such as presentations, brochures, video and white papers. Most of these services are complimentary under our placement agreement; however, the creation of video and content generation is provided at a nominal fee.

Sales and Marketing Strategy:

The external sales team of the Alternative Investment Store is expected to implement the sales and marketing strategy developed by the executive team. Each member of the external sales team is provided with lists of Registered Investment Advisors and Registered Representatives who place their client’s assets in alternative investments. Furthermore, each member has existing relationships with Registered Investment Advisors and Registered Representatives who have previously placed client assets in alternative investment opportunities.

External sales professional’s contact Advisors in their territory to identify which advisors work with accredited investors, how much money do they place in alternatives per year and which alternatives are those advisors currently investing. Based on these phone interviews, the Alternative Investment Store creates a focus list of advisors who will be invited to an advisor workshop series in which CannaPharmaRX, Inc. will be invited to speak.

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

While the external sales force is working on the advisor workshops, Chief Executive Officer, Troy Vanderburg will be contacting the Chief Investment Officers of private investment funds to schedule in-person visits for himself and the executive team of CannaPharmaRX, Inc. The purpose behind this strategy is to identify larger pools of investments of no less than $1 million.

At the advisor workshops, an executive member of CannaPharmaRX, Inc. will speak to an audience of approximately 8-12 investment advisors. From this workshop, the goal is to identify 2-3 advisors interested in having the executive team of CannaPharmaRX, Inc. speak to their clients directly at private client workshops.

In addition to their efforts to drive advisors to the events, our external sales team will be meeting with advisors within their territory on a regular basis. While at their meeting, the external sales member will invite the advisor to attend an upcoming conference call (schedule to be determined) in which an executive member of CannaPharmaRX, Inc. will speak about the opportunity.

From these conference calls, the external sales members will identify those advisors interested in speaking with CannaPharmaRX, Inc. directly. For those advisors with the capacity to do greater than $2.0 million, we will suggest that they fly into Colorado or New Jersey to meet with the executive team of CannaPharmaRX, Inc. and complete further on site Due Diligence. The Alternative Investment Store, and its affiliates, hereinafter referred to as “AIS” or the “Consultant”, has been retained to serve as a marketing consultant to CannaPharmaRX, Inc. (OTCBB Ticker GDHC—New Ticker Forthcoming) (the “Client” or the “Company”), on a non-exclusive basis.

Time Frame: 12 Months. This agreement shall have a term of twelve months from the date hereof.

Capital Raising Best Efforts: $6 Million.

Fee: 8% cash of all capital raised related in any way to the efforts of the Alternative Investment Store or its subsidiaries plus additional compensation in the form of Warrants or Common Stock as referenced immediately below, and in Exhibit A.

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

1.	Advisory Fee: AIS will charge a reduced monthly advisory fee and has agreed to payment of $3500.00 for a period of 3 months— and 25,000 shares per month for 3 months commencing as of the date of this contract.

2.	Capital Raising Fee: to include Wholesalers and Outside Broker Dealers:

For the purpose of clarity and to define the agreement as a whole, CannaPharmaRX, Inc. agrees to pay Alternative Investment Store in the case of a Non-Change of Control Transaction the following:

(i)	For all Equity: a cash fee of eight percent (8%) of the total amount of all equity (or debt) raised by Consultant in an initial financing transaction. If the transaction is done in house, without the use of an outside Broker dealer, the fee will be a cash fee of Five percent (5%) of the total amount of all equity (or debt) raised by Consultant in an initial financing transaction.

In Addition:

(ii)	Upon the execution of this agreement, 25,000 shares of newly issued restricted rule 144 shares of Common Stock.

(iii)	Warrants for 8% (If the transaction is done in house, without the use of an outside Broker Dealer 5%) of the aggregate total raised— with an exercise price of $2.00 per share, with each Warrant exercisable for five (5) years from the date this agreement is executed, in the form of the Option Agreement annexed as Exhibit A.

(iv)	Follow on: a fee payable in cash or warrants (at the discretion of AIS) of five percent (5%) of any additional equity and / or debt from the same or new Prospect(s) raised by Consultant after closing of first transaction up to an additional thirty six (36) month period.

Marketing: CannaPharmaRX, Inc. is given a commitment by Alternative Investment Store not to charge an additional marketing participation fee. However, CannaPharmaRX, Inc. may consider participation of approximately $3,000 per quarter for events sponsorship related to its Candidates, Advisors and their respective clients.

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

AIS agrees to make reasonable efforts to organize a meetings with Financial Advisory Firms and Institutional Candidates. Client hereby agrees that in the event it engages in a Business Opportunity with any Candidate, brought specifically on or through the direct efforts of AIS and its affliates, Client will pay a Transaction Fee to AIS according to the following paragraphs below.

(a) In connection with the agreement described in the Fee: section above, AIS may, from time to time, bring the Company in contact with persons, whether individuals or entities, that may be suitable candidates to purchase substantially all of the stock or assets of the Company and/or such Subsidiary, to have substantially all of its stock or assets purchased by the Company or such Subsidiary, to merge with the Company or such Subsidiary, or to enter into a joint venture or other transaction with the Company or such Subsidiary (each, an “M&A Transaction”). If, during the term hereof, the Company or any of its Subsidiaries enters into an agreement with any such persons or their affiliates, or with any persons introduced to the Company or any of its Subsidiaries or affiliates by any such persons or their affiliates, pursuant to which the Company or any of its Subsidiaries enters into an M&A Transaction, or if the Company or any of its Subsidiaries enters into an M&A Transaction with any of the foregoing persons within one year following any termination of the term of this agreement, the Company shall pay to the Consultant, in accordance with the formula set forth below, compensation based on the aggregate value of the consideration, whether in cash, securities, assumption of (or purchase subject to) debt or liabilities (including, without limitation, indebtedness for borrowed money, pension liabilities and guarantees), or other property, obligations or services, paid or payable, directly or indirectly (in escrow or otherwise), or otherwise assumed in connection with such M&A Transaction (the “Consideration”).

The compensation to be paid shall be paid upon the closing of the M&A Transaction (except that, if any part of the Consideration is in the form of contingent payments to be calculated by reference to uncertain future occurrences, such as future financial or business performance, then the portion of the fees of the Consultant relating to such part of the Consideration shall be payable at the earlier of (i) the receipt or payment of such Consideration or (ii) the time that the amount of such Consideration can be determined), by certified check or wire transfer of immediately available funds, in the following amounts: 10% of the first $5 million of the Consideration; 5% of the Consideration in excess of $5 million up to $ 20 million and 2% over $20 million and 1% over $100,000,000.

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

`For the purposes hereof, with respect to any person or entity, the term “Subsidiary” shall mean any corporation, limited liability company or other entity of which more than 20% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time, owned or controlled, directly or indirectly, by that person or entity or one or more subsidiaries of that person or entity, or a combination thereof, either on or after the date hereof.

Syndication Service.

The Consultant’s syndication services will begin with distribution of Company corporate imaging and research, in the sponsorship of Company presentations, through Consultant’s membership in, or association with, several investment banking or investor related organizations including:

Each association represents substantial numbers of industry contacts, institutions, brokers, analysts and investors. The Consultant will serve as “Company Sponsor” to these organizations, and at the request of the Company, will be scheduled and guided through the process of presentation and follow-up. We may also, from time to time, organize and conduct traditional road shows, broker luncheons, and/or investor presentations, and may further utilize certain technologies including virtual road shows, teleconferencing for added convenience and ability to reach large audiences.

The syndication services described in this section will typically involve additional fees, costs and/or expenses on behalf of the Company for participation in such events, or to engage services from outside vendors introduced by us. Compensation under this Agreement is for the Consultant’s time, contacts, memberships, and marketing services provided. Compensation under this Agreement is not inclusive of conference fees, T & E expenses, meals, lodging, printing or publication costs, postage, or outside service provider’s fees. Any such fees or expenses shall only be incurred at the written request of the Company, on a case-by-case basis, and shall be paid by the Company, or reimbursed to Consultant by the Company.

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

Available Time.

The Consultant shall make available such time as it, in its sole discretion, shall deem appropriate for the performance of its obligations under this agreement and may, in certain circumstances, be entitled to additional compensation in connection therewith.

Relationship.

Nothing herein shall constitute the Consultant as an employee or agent of the Company, except to such extent as might hereinafter agreed upon for a particular purpose. Except as might hereinafter be expressly agreed, the Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

Entire Agreement.

This agreement, including the schedules and exhibits hereto, contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

No Waiver.

No act, omission or delay by the Consultant shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Consultant of any default, right or remedy that it may have shall operate as a waiver of any other default, right or remedy, or of the same default, right or remedy on a future occasion.

Assignment.

This agreement shall be binding upon and inure to the benefit of the respective heirs, representatives, successors and assigns of the parties hereto, provided; however, that this agreement may not be assigned by the Company without the prior written consent of the Consultant; provided, further, however, that the

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

Consultant may assign its rights and delegate its duties under this agreement to any affiliate of the Consultant without the consent of the Company. As used in the preceding sentence, the term “affiliate” shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act.

Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

(a) In any litigation in any court with respect to, in connection with, or arising out of this agreement or any instrument or document delivered pursuant to this agreement, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, between the Company, on the one hand, and the Consultant on the other hand, the Company, to the fullest extent it may legally do so, (i) waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action and (ii) waives trial by jury in connection with any such litigation and any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The company agrees that this section 9(a) is a specific and material aspect of this agreement and acknowledges that the consultant would not enter into this agreement if this section 9(a) were not part of this agreement.

(b) The Company hereby irrevocably consents to the exclusive jurisdiction of any State or Federal Court located within the County of Maricopa, State of Arizona, in connection with any action or proceeding arising out of or relating to this agreement or any document or instrument delivered pursuant to this agreement or otherwise. In any such litigation, the Company waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Company, at its address on the first page hereof. The Company hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

Governing Law.

This agreement shall be deemed to be a contract made under the laws of the State of Arizona and for all purposes shall be construed in accordance with the laws of said State.

Indemnity.

The Company agrees to indemnify the Consultant, its affiliates and all related persons, in accordance with the indemnification rider annexed hereto as Schedule A, the provisions of which are incorporated herein in their entirety.

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

SCHEDULE A

INDEMNIFICATION

Recognizing that matters of the type contemplated in this engagement sometimes result in litigation and that our role is marketing, the Company agrees to indemnify and hold harmless AIS, its affiliates and their respective officers, directors, employees, agents and controlling persons (collectively, the “Indemnified Parties”), from and against any losses, claims, damages and liabilities, joint or several, related to or arising in any manner out of any transaction, financing, proposal or any other matter (collectively, the “Matters”) contemplated by the engagement of AIS hereunder, and will promptly reimburse the Indemnified Parties for all expenses (including fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any Matter contemplated by the engagement of AIS hereunder, or any action or proceeding arising therefrom (collectively, “Proceedings”), whether or not such Indemnified Party is a formal party to any such Proceeding. Notwithstanding the foregoing, the Company shall not be liable in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of an Indemnified Party. The Company further agrees that it will not, without the prior written consent of AIS, settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not AIS or any Indemnified Party is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of AIS and each other Indemnified Party hereunder from all liability arising out of such Proceeding. In addition, AIS agrees that it will not settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification is sought under this Agreement, without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned.

The Company agrees that if any indemnification or reimbursement sought pursuant to this letter is held by a court for any reason to not be available to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this letter, then the Company shall contribute to the amount paid or payable by such Indemnified Party in respect of losses, claims, damages and liabilities in

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

such proportion as is appropriate to reflect the relative benefits to the Company and its stockholders on the one hand, and AIS on the other, in connection with the Matters to which such indemnification or reimbursement relates or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties to the Company and/or its stockholders and to AIS with respect to AIS’s engagement shall be deemed to be in the same proportion as (i) the total value paid or received or to be paid or received by the Company and/or its stockholders pursuant to the Matters (whether or not consummated) for which AIS is engaged to render financial marketing services bears to (ii) the fees paid to AIS in connection with such engagement. In no event shall the Indemnified Parties contribute or otherwise be liable for an amount in excess of the aggregate amount of fees actually received by AIS pursuant to such engagement (excluding amounts received by AIS as reimbursement of expenses).

The indemnity, reimbursement and contribution provisions set forth herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Matter referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Exchange Act) any party hereto, (iii) any termination or the completion or expiration of this letter or AIS’s engagement and (iv) whether or not AIS shall, or shall not be called upon to, render any formal or informal advice in the course of such engagement.

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

EXHIBIT A

OPTION AGREEMENT

OPTION AGREEMENT (this “Agreement”), dated December 11th 2014, between Alternative Investment Store a division of Benjamin & Jerold Brokerage I, LLC (the “Grantee”), and CannaPharmaRX, Inc.

One Collins Drive, Salem Business Center, Carneys Point, NJ 08069-3640 a Delaware Corporation.

(OTCBB GDHC New Ticker Forthcoming) (the “Company”).

WHEREAS, the Company has authorized 100,000,000 shares and has issued and outstanding 16,600,000 shares of common stock, par value [$.01] per share (the “Common Stock”), representing all of the Company’s issued and outstanding shares of capital stock as of the Date of Grant (as hereinafter defined); and

WHEREAS, concurrently herewith, the Grantee and the Company are entering into a Financial Agreement dated the date hereof (the “Agreement”) whereby the Grantee agrees to provide to the Company and its subsidiaries the aforementioned services in accordance with the terms and provisions, and subject to the conditions, set forth above; and

WHEREAS, as partial consideration for the Grantee’s provision of services under the Consulting Agreement, the Company desires to grant to the Grantee, and the Grantee desires to acquire from the Company, an option to purchase 8% of the Value of Capital Raised in shares of Common Stock and shares, upon and subject to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Grant of Option. The Company hereby grants to the Grantee a Warrant (the “Option”) to 8% of the Value of Capital of Common Stock directly from the issuer. Such shares, including any shares issued pursuant to Section 5 hereof, are referred to as the “Option Shares”) as follows (the “Exercise Price”) of $2.00 per share with each option exercisable for five (5) years from the date this agreement is executed.

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

1.	Term of Option. The Option is granted as of the date first above written (sometimes hereinafter referred to as the “Date of Grant”), and will terminate and expire, to the extent not previously exercised in accordance with the terms of this Agreement, on the third anniversary of the Date of Grant.

2.	Option Exercisable in Whole or in Part. The Option may be exercised as to all or part of the shares of Common Stock as to which it is exercisable, but not for a fractional share.

3.	Exercise of Option.

(a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares by giving the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least one business day after the giving of such notice.

(b) On the exercise date specified in the Grantee’s notice, the Company shall cause to be delivered to the Grantee evidence of ownership of the Option Shares then being purchased upon full payment for such Option Shares as provided in Section 3(e) below and shall promptly record such Option Shares on its official records as having been issued to the Grantee. Pursuant to Section 9 hereof, the Company may require before issuing such evidence of ownership that, at the time of exercise, the Grantee deliver an investment representation.

(c) In the event that the Grantee exercises the Option for a number of Option Shares less than the total number of Option Shares that the Grantee has a right to purchase under this Agreement, then the Company shall, if so requested by the Grantee, issue to the Grantee an Option identical in form to this Option but for a number of Option Shares that shall be equivalent to the total number of Option Shares covered by this Agreement less the number of Option Shares so purchased.

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

(d) If the Grantee fails to pay for any of the Option Shares specified in any notice of exercise or fails to accept delivery thereof, such Option Shares shall not be issued by the Company and shall remain subject to subsequent exercises by the Grantee pursuant to the terms hereof. The date specified in the Grantee’s notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment (in accordance with Section 4 below) for the Option Shares to be purchased upon such exercise shall have been received by such date.

(e) Full payment by the Grantee of the Exercise Price for the number of Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise, by delivery of, at the option of the Grantee, cash or a full-recourse promissory note (the “Note”) in an amount equal to the Exercise Price for such Option Shares. The Note shall have a maturity date (the “Maturity Date”) of the three-year anniversary of the execution and delivery thereof. During the term of the Note, interest (which shall accrue at a rate of 8% per annum) shall be payable in arrears, on the last day of March, November, September and December or, if such day is not a business day, on the next succeeding business day. Principal and all accrued interest shall be paid on the Maturity Date.

4.	Payments; Cashless Exercise.

(a) Payment may be made either in (i) cash or by certified or official bank check or checks payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by delivery of the Note, or (iii) by a combination of any of the foregoing methods for the number of Common Shares specified in such form, as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Grantee per the terms of this Agreement) and the Grantee shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

(b) In the circumstances set forth herein, if the Fair Market Value (as hereinafter defined) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising the Option for cash the Grantee may elect to receive shares equal to the value (as determined below) of the Option (or the portion thereof being cancelled) by surrender of the Option at the principal office of the Company in which event the Company shall issue to the Grantee a number of

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

shares of Common Stock calculated, as of the date of exercise, using the following formula:

X=Y (A-B)

A

Where:

X= the number of shares of Common Stock to be issued to the Grantee

Y= the number of shares of Common Stock purchasable under the Option or, if only a portion of the Option is being exercised, the portion of the Option being exercised (at the date of such calculation)

A= the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B= the Exercise Price (as adjusted to the date of such calculation)

“Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean the Fair Market Value of a share of the Company’s Common Stock. Fair Market Value of a share of Common Stock as of a Determination Date shall mean:

(i) if the Company’s Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) Global Market or the NASDAQ Capital Market, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

(ii) if the Company’s Common Stock is not traded on an exchange or on the NASDAQ Global Market or the NASDAQ Capital Market but is traded in the over-the-counter market, then the closing bid price reported for the last business day immediately preceding the Determination Date;

(iii) except as provided in clause (d) below, if the Company’s Common Stock is not publicly traded, then as the Grantee and the Company agree or in the absence of agreement by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

(iv) if the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Options held by the Grantee are outstanding at the Determination Date.

5.	Adjustment; Recapitalization, etc.

(a) If the Company shall (i) declare a dividend on its outstanding capital stock in shares of its capital stock, (ii) subdivide its outstanding capital stock into a greater number of shares, (iii) combine its outstanding capital stock into a smaller number of shares or (iv) issue any shares of its capital stock by reclassification thereof (including any such reclassification in connection with a consolidation or merger in which it is the continuing corporation), then in each such case the total number of shares of Common Stock that may be issued under this Agreement (and the Exercise Price) shall be proportionately adjusted by the Company. Such adjustment shall be made successively whenever such events shall occur. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

(b) If the Company merges or consolidates with one or more companies, then from and after the effective date of such merger or consolidation, upon exercise of the Option theretofore granted, (i) the Grantee shall be entitled to purchase under the Option, in lieu of the number of shares of Common Stock as to which the Option shall then be exercisable but on the same terms and conditions of exercise set forth in the Option, the number of shares of Common Stock and/or other securities or property (including cash) to which the Grantee would have been entitled pursuant to the terms of the agreement of merger or

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

consolidation if, immediately prior to such merger or consolidation, the Grantee had been the holder of record of the total number of shares of Common Stock receivable upon exercise of the Option (whether or not then exercisable) and (ii) the Exercise Price shall be proportionately adjusted by the Company (to reflect any change in the number of securities into which the Option is converted), without a change to the aggregate Exercise Price payable for all of the Option Shares.

(c) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. The number of shares of capital stock outstanding shall be deemed to include the aggregate maximum number of shares issuable upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

(d) Whenever there shall be an adjustment as provided in this Section 5, then the Company shall within 10 days thereafter cause written notice thereof to be sent by registered mail, postage prepaid, to the Grantee, which notice shall be accompanied by an officer’s certificate setting forth the number of Option Shares issuable and the Exercise Price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof.

(e) The Company shall not be required to issue fractions of shares of capital stock of the Company upon the exercise of this Option. If any fraction of a shares of capital stock would be issuable on the exercise of this Option (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such capital stock on the date of exercise of this Option.

6. Report or Certificate as to Adjustments. In each case of any adjustment or readjustment in the Option Shares issuable upon the exercise of the Option, the Company at its expense will promptly deliver a certificate of its Chief Financial Officer showing in reasonable detail the computation of such adjustment or readjustment in accordance with the terms of this Agreement.

7. Notices of Corporate Action. In the event of:

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(d) any plan or proposal by the Company to register any class of its shares of Common Stock with the Commission, then the Company shall deliver to the Grantee a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the Grantee shall be entitled to exchange the Option Shares for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be furnished at least 30 days prior to the date therein specified.

8.	Registration Rights.

8.1 Piggyback Registration. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Stock, as hereinafter defined, for sale to the public), each such time it will give written notice to all holders of outstanding Registrable Stock of its intention so to do. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Registrable Stock, the Company will cause the Registrable Stock as to which registration shall have been so requested to be included in the securities to

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Registrable Stock so registered. In the event that any registration pursuant to this Section 8.1 shall be, in whole or in part, an underwritten public offering of Common Stock by the Company, the number of shares of Registrable Stock to be included in such an underwriting shall be reduced (pro rata among the requesting holders and any other holders of Common Stock who are registering such Common Stock pursuant to registration rights granted prior to the date hereof, based upon the number of shares each requesting holder and each such other holder has proposed to include in such registration) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall cause all of the Registrable Stock of any requesting holder to be registered before causing any Common Stock not subject to registration rights granted prior to the date hereof to be registered. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 8.1 without thereby incurring any liability to the holders of Registrable Stock. The Company shall be obligated to register Registrable Stock under this Section 8.1 an unlimited number of times; provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Registrable Stock specified in written requests received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto. For purposes of this Agreement, “Registrable Stock” shall mean all of the Option Shares, and any and all other shares of Common Stock held by or issuable to Grantee including, without limitation, any Option Shares issuable (but not yet issued) upon exercise of this Option, excluding Option Shares that (i) have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, (ii) have been publicly sold pursuant to Rule 144 under the Securities Act, or (iii) are otherwise publicly tradable, without registration, pursuant to any other applicable exemption from registration under the Securities Act.

8.2 Expenses. All expenses incurred by the Company’s in complying with Section 8.1, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

connection with complying with state securities or “blue sky” laws, fees of the securities exchange upon which the Common Stock is then listed, transfer taxes, fees of transfer agents and registrars, costs of any insurance which might be obtained, and the reasonable fees and disbursements of one counsel to the sellers of Registrable Stock, but excluding any Selling Expenses (as defined below), are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Stock are called “Selling Expenses.”

The Company shall pay all Registration Expenses in connection with each registration statement under Section 8.1. All Selling Expenses in connection with each registration statement under Section 8.1 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers, other than the Company (except to the extent the Company shall be a seller), as they may agree.

8.3	Indemnification and Contribution.

(a) In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 8.1, the Company will indemnify and hold harmless each seller of such Registrable Stock thereunder, its officers and directors, each underwriter of such Registrable Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Stock was registered under the Securities Act pursuant to Section 8.1, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Stock under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”), (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) any violation by the Company or its agents of any rule or regulation

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, or (v) any failure to register or qualify the Registrable Stock in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on the seller’s behalf (provided that in such instance the Company shall not be so liable if it has undertaken its best efforts to so register or qualify the Registrable Stock) and will reimburse each such seller, and such officer and director, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any seller of Registered Stock, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

(b) In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 8.1, each seller of such Registrable Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each other seller of Registrable Stock, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, other seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Stock was registered under the Securities Act pursuant to Section 8.1, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or any Blue Sky Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, other seller, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss,

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Registrable Stock covered by such registration statement. Not in limitation of the foregoing, it is understood and agreed that the indemnification obligations of any seller hereunder pursuant to any underwriting agreement entered into in connection herewith shall be limited to the obligations contained in this paragraph (b).

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 8.3 and shall only relieve it from any liability which it may have to such indemnified party under this Section 8.3 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 8.3 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8.3 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 8.3; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) The indemnities provided in this Section 8.3 shall survive the transfer of any Registrable Stock by such holder.

9. Requirements of Law. The Company shall not be required to sell or issue any Option Shares upon the exercise of the Option if the issuance of such Option Shares shall constitute a violation by the Grantee or the Company of any provision of any law, statute, or regulation of any governmental authority whether it be Federal or State. Unless a registration statement is in effect under the Securities Act with

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

respect to the Option Shares covered by this Agreement, the Company shall not be required to issue Option Shares upon exercise of the Option unless (i) the Company has received evidence reasonably satisfactory to it to the effect that the Grantee is acquiring such Option Shares for investment and not with a view to the distribution thereof; or (ii) an opinion of Troutman Sanders LLP or such other counsel reasonably acceptable to the Company has been received by the Company, in a form and substance reasonably acceptable to the Company, to the effect that a registration statement under the Securities Act is not required for the issuance of the Option Shares. In the event the Option Shares issuable upon exercise of the Option are not registered under the Securities Act, the Company may imprint on any evidence of ownership of the Option Shares the following legend or any other legend that counsel for the Company considers necessary or advisable to comply with the Securities Act:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.”

Except as otherwise provided in Section 8 hereof: (i) the Company may, but in no event shall be obligated to, register any securities issuable upon the exercise of the Option pursuant to the Securities Act or any state securities laws and, in the event any shares are so registered, the Company may remove any legend on certificates representing such shares; and (ii) the Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of Option Shares pursuant thereto to comply with any law or regulation of governmental authority.

10. Representations and Warranties of the Company. Company represents and warrants as follows:

(a) The Company is a [corporation] duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b) Upon the delivery and payment for the Option Shares, as provided in this Agreement, the Option Shares will be duly authorized, validly issued and non-assessable, and none of the Option Shares will be issued in violation of the preemptive rights of any member of the Company, and the Company has reserved sufficient Option Shares for issuance hereunder; and

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

(c) This Agreement has been duly authorized, executed and delivered by the Company.

The foregoing representations and warranties shall survive and remain in full force and effect after the date hereof and shall not affect the validity or enforceability of any representations, warranties and agreements made by the Company herein.

11. Reservation of Stock, etc. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Options, the number of Option Shares from time to time issuable upon the exercise of the Option. All such securities shall be duly authorized and, when issued upon such exercise or purchase, as the case may be, shall be validly issued and, in the case of shares, fully paid and non-assessable with no liability on the part of the holders thereof.

12. Rights as Stockholder. The Grantee shall not have any rights of a stockholder of the Company with respect to Option Shares subject to this Agreement, until, after proper exercise of the Option, such Option Shares have been recorded on the Company’s official records as having been issued or transferred to the party exercising the Option. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred (to the party exercising the Option) in the Company’s official records, except as provided in Section 5.

13. Certain Definitions. As used herein, unless the context otherwise requires the following terms have the following respective meanings: (i) “Commission” shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act; (ii) “Exchange Act” shall mean the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission there under, all as the same shall be in effect at the time; (iii) “Person” shall mean a corporation, an association, a partnership, an organization or business, an individual, a government or political subdivision thereof or a governmental agency; (iv) “Securities Act” shall mean the Securities Act of 1933, or any similar Federal statute on the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time; and (v) the term “affiliate” shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act, as amended.

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

14.	Miscellaneous.

(a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona without regard to principles of conflicts or choice of law (or any other law that would make any substantive laws of any state other than the State of Arizona (applicable hereto).

(b) Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

(i) In any litigation in any court with respect to, in connection with, or arising out of this Agreement or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, between the Company and the Grantee, the Company, to the fullest extent it may legally do so,

(i) waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action and (ii) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION AND ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE COMPANY AGREES THAT THIS SECTION 14(b) IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT THE GRANTEE WOULD NOT ENTER THIS AGREEMENT OR THE TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART IF THIS SECTION 14(b) WERE NOT PART OF THIS AGREEMENT.

(ii) The Company hereby irrevocably consents to the exclusive jurisdiction of any State or Federal Court located within the County of Maricopa, State of Arizona, in connection with any action or proceeding

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

arising out of or relating to this Agreement or any document or instrument delivered pursuant to this Agreement or otherwise. In any such litigation, the Company waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Company at its address for notice determined in accordance with Section 14(e) hereof. The Company hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

(c) Expenses. The Company agrees to pay or reimburse within 30 days of demand therefore by the Grantee any and all reasonable out-of-pocket costs and expenses incurred by the Grantee, whether directly or indirectly, in connection with the enforcement and adjudication of this Agreement, the Option or rights created under any documents executed in connection herewith. The Grantee shall endeavor to provide reasonable documentation in connection with any demand for payment under this Section.

(d) Admissibility of the Agreement. The Company agrees that any copy of this Agreement signed by the Company and transmitted by tele-copier for delivery to the Grantee shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

(e) Address for Notices. Any notice or other communication under the provisions of this Agreement shall be given in writing and delivered in person, by reputable overnight courier or delivery service, by facsimile machine (receipt confirmed) or by registered or certified mail, return receipt requested, directed to its addresses set forth below (or to any new address of which either party hereto shall have informed the other by the giving of notice in the manner provided herein):

In the case of the Grantee:	Alternative Investment Store, LLC
Division of Benjamin & Jerold Brokerage I, LLC
Attention: Terry Dolan
80 Broad Street, 5th Floor, #526
New York, New York 85203

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

In the case of the Company:	CannaPharmaRX, Inc.
Attention: Gary Herick
One Collins Drive,
Salem Business Center,
Carneys Point, NJ 08069

(f) Amendments and Modification. No provision hereof shall be modified, altered, waived or limited except by written instrument expressly referring to this Agreement and to such provision, and executed by the parties hereto.

(g) Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

(h) Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

(i) Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(j) Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties.

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

(k) Successors and Assignments. This Agreement shall be binding upon and inure to the benefit of the respective heirs, representatives, successors and assigns of the parties hereto, provided that this Agreement may not be assigned by the Company without the prior written consent of the other party hereto and may be assigned by the Grantee to an affiliate of the Grantee without the consent of Acquisition Sub.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written. THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE PARTIES.

WITNESS OUR SIGNATURES, this the 19 day of December, 2014.

By:	/s/ Gary Herick	By:	/s/ Gerald Crocker
Name:	Gary Herick	Name:	Gerald Crocker
Company:	CannaPharmaRX, Inc.	Company:	CannaPharmaRX, Inc.
Title:	CFO	Title:	CEO
Date:	12-21-2014	Date:	12/18/14

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com

&

By:	/s/ Troy R. Vanderburg	By:	/s/ Terence P. Dolan
Name:	Troy R. Vanderburg	Name:	Terence P. Dolan
Company:	Alternative Investment Store – Division of Benjamin & Jerold Brokerage I, LLC.
Title:	CEO- Alternative Investment Store	Title:	CEO- Benjamin & Jerold Brokerage I, LLC.
Date:	12/19/2014	Date:	12-19-14

Alternative Investment Store – Division of Benjamin & Jerold Brokerage I LLC, Member FINRA, SIPC, NYSE, ARCA, & BATS.
80 Broad St., 6th Floor New York, NY 10004	www.AlternativeInvestmentStore.com